As filed with the Securities and Exchange Commission on September 12, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYMMETRICOM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-1906306
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2300 Orchard Parkway

San Jose, CA 95131-1017

(Address of Principal Executive Offices including Zip Code)

Amended and Restated Symmetricom, Inc. 2006 Incentive Award Plan

(Full Title of the Plan)

Justin R. Spencer

Chief Financial Officer

Symmetricom, Inc.

2300 Orchard Parkway

San Jose, CA 95131-1017

(408) 433-0910

(Name and Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy To:

Ora T. Fisher, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025-1008

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-Accelerated Filer	☐	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	2,000,000(2)	$4.80(3)	$9,600,000.00	$1,309.44

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of Common Stock that become issuable under the Amended and Restated Symmetricom, Inc. 2006 Incentive Award Plan (as amended, the “2006 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Common Stock.
(2)	Represents 2,000,000 additional shares of common stock reserved for future issuance under the 2006 Plan.
(3)	This estimate is made pursuant to Rule 457(h) and Rule 457(c) of the Securities Act for purposes of calculating the registration fee. The offering price per share and the aggregate offering price are based on the average of the high and the low prices of the Common Stock as reported on the NASDAQ Global Market on September 6, 2013.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

EXPLANATORY NOTE

This registration statement is filed by Symmetricom, Inc. (the “Registrant,” “we” or “us”). On October 26, 2012, the Registrant’s stockholders approved the reservation of an additional 2,000,000 shares of Common Stock for issuance under the 2006 Plan. The Registrant is hereby registering the additional 2,000,000 shares of Common Stock issuable under the 2006 Plan. Accordingly, the contents of our previous registration statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 21, 2008 and November 9, 2006 are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed by the Registrant with the SEC on September 11, 2013;

(b)	The Registrant’s Current Report on Form 8-K filed by the Registrant with the SEC on August 15, 2013; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K, filed by the Registrant with the SEC on August 2, 2002.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any document furnished under any current or future items of Form 8-K (including current Items 2.02 or 7.01), and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 12th day of September, 2013.

SYMMETRICOM, INC.

By:	/s/ Elizabeth A. Fetter
Elizabeth A. Fetter
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David Côté and Justin R. Spencer, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Elizabeth A. Fetter Elizabeth A. Fetter	Chief Executive Officer (Principal Executive Officer) and Director	September 12, 2013

/s/ Justin R. Spencer Justin R. Spencer	Executive Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	September 12, 2013

/s/ Robert T. Clarkson	Chairman of the Board
Robert T. Clarkson		September 12, 2013

/s/ Alfred Boschulte	Director
Alfred Boschulte		September 12, 2013

/s/ James A. Chiddix	Director
James A. Chiddix		September 12, 2013

/s/ Robert M. Neumeister, Jr.	Director
Robert M. Neumeister, Jr.		September 12, 2013

/s/ Richard W. Oliver	Director
Richard W. Oliver		September 12, 2013

/s/ Richard N. Snyder	Director
Richard N. Snyder		September 12, 2013

/s/ Robert J. Stanzione	Director
Robert J. Stanzione		September 12, 2013

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 000-02287) filed January 9, 2002).

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 000-02287) filed May 1, 2013).

4.3	Amended and Restated Symmetricom, Inc. 2006 Incentive Award Plan (incorporated by reference from Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on September 26, 2012).

4.4	Forms of agreements under Amended and Restated Symmetricom, Inc. 2006 Incentive Award Plan.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this registration statement).